Exhibit 10.8

Sample Award Notice w/

Clawback Provisions

            ,

Dear Valued Executive:

Now that fiscal year [            ] has come to a close, I would like to thank you for your efforts in making this year another success.

It is clear that none of our success in the past fiscal year would have been possible without the individual and collective work and dedication of our global management team. Therefore, we are pleased to present you with your incentive compensation packages for fiscal year             . These incentive packages include both our annual incentive program titled the “Executive LTI Program” (LTIP) and the Key Management Bonus Program (KMBP). The Human Resources and Compensation Committee of the Board of Directors has approved these programs for fiscal year      understanding the importance of recognizing and retaining our key management staff.

Notwithstanding any provision of the LTIP or KMBP to the contrary, (a) your LTIP and KMBP awards are subject to cancellation and rescission, and (b) any amounts received by you thereunder shall be subject to recoupment, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). You agree and consent to the Company’s application, implementation and enforcement of (x) the Policy and (y) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agree that the Company may take such actions as are necessary to effectuate the Policy or applicable law without further consent or action being required by you. To the extent that the terms of the KMBP or LTIP and the Policy conflict, then the terms of such Policy shall prevail.

Thank you once again for your contributions over the last year and I look forward to working with you in the coming year as we continue to execute our growth plan and drive to be the market leader in our segment of financial services.

•	1436 Lancaster Avenue

•	Berwyn, PA 19312

•	610/296-3400 Phone

•	610/296-7844 Fax

Your KMBP and LTIP awards are conditioned on your acknowledgement and acceptance of the terms thereof, including, without limitation, the application of the Policy. To accept your KMBP and LTIP awards, please sign and return the copy provided.

Jeff Weiss

Jeff Weiss

Chairman & CEO

Dollar Financial Corp.

Acknowledged and Agreed

On this      day of         , 20__

Name:

Attachment:	Executive LTI Program

Key Management Bonus Program